Exhibit 10.3
Execution Copy

SECOND AMENDMENT

This SECOND AMENDMENT ("Amendment"), dated as of March 27, 2007 (the "Effective Date"), is by and among Brigham Oil & Gas, L.P., a Delaware limited partnership (the "Borrower"), Brigham Exploration Company, a Delaware corporation ("Brigham Exploration"). Brigham Inc.. a Nevada corporation (the "General Partner", together with Brigham Exploration, each a "Guarantor" and collectively the "Guarantors", and together with Brigham Exploration and the Borrower, each a "Credit Party" and collectively the "Credit Parties"), the Lenders party hereto, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the "Lenders"), and the Administrative Agent are parties to the Fourth Amended and Restated Credit Agreement, dated as of June 29, 2005, as amended by the First Amendment dated as of April 10, 2006 (the "Credit Agreement");

WHEREAS, Brigham Exploration desires to issue up to an additional $35,000,000 of senior unsecured notes (the "Senior Note Issuance Increase"):

WHEREAS, the Senior Note Issuance Increase is not permitted under Section 6.02 of the Credit Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.    Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement,

Section 2.    Amendment of the Credit Agreement.

(a)    Section 6,02(1) of the Credit Agreement is hereby amended in its entirety as follows:

(1)    Debt of Brigham Exploration under Permitted Senior Notes and any guarantees thereof by the Borrower and the Guarantors, provided that: (i) immediately before, and after giving effect to, the incurrence of any such Debt, no Event of Default exists or would exist, (ii) the cash pay interest rate on such Permitted Senior Notes is less than 10% per annum (or otherwise reasonably satisfactory to the Administrative Agent), (iii) such Permitted Senior Notes do not prohibit prior repayment of Advances, (iv) such Permitted Senior Notes are not secured and do not impose any financial ratio maintenance covenants that are materially more restrictive or burdensome to the Credit Parties than the terms and provisions of the Loan Documents as in effect from time to time, (v) at the time any such Permitted Senior Notes are issued, the Borrowing Base then in effect shall be automatically reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Senior Notes issued at such time, rounded to the nearest $1,000,000. and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Agents, each Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder, and (vi) the stated aggregate principal amount of such Permitted Senior Notes may not exceed $160,000,000. (For purposes of this Section 6.02(1), the "stated aggregate principal amount" shall mean the stated face amount of the Permitted Senior Notes without giving effect to any original issue discount). In addition, to the extent that the terms of such Permitted Senior Notes require any scheduled payment on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) prior to the Maturity Date, such terms must also provide that payments or prepayments of principal on the Advances may, at the election of Brigham Exploration, be made prior to making of any such scheduled payment on the Permitted Senior Notes. Brigham Exploration hereby agrees that, unless otherwise permitted by the Majority Lenders, it will exercise such election and not make any such scheduled payment on the Permitted Senior Notes unless the Advances have first been paid in full and the Letter of Credit Exposure has been Cash Collateralized and the Borrower has agreed that it will not request any further Advances until the Borrowing Base has been redetermined.

Section 3.    Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date when the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, each Guarantor, the Administrative Agent and the Majority Lenders.

Section 4.    Representations and Warranties. Each Credit Party hereby represents and warrants that after giving effect hereto:

(a)    the representations and warranties of such Credit Party contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date and will be true and correct as of the date of the Senior Note Issuance, after giving effect to the Senior Note Issuance, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date; and

(b)    no Default or Event of Default has occurred and is continuing.

Section 5.    Governing Law,  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Section 6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date,

BORROWER:

BRIGHAM OIL & GAS, L.P.

By:	BRIGHAM, INC., its general partner

By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President and Chief Financial Officer

GUARANTORS:

BRIGHAM EXPLORATION COMPANY

By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President and Chief Financial Officer

BRIGHAM, INC.

By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.
as Administrative Agent

By:	/s/ Matthew C. Correia
Matthew C. Correia
Vice President

Signature Page to Second Amendment

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Jeffrey H. Rathkamp
Jeffrey H. Rathkamp
Managing Director

Signature Page to Second Amendment

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ Lucy Walker
Name:	Lucy Walker
Title:	Vice President

Signature Page to Second Amendment

BNP PARIBAS

By:	/s/ Gabe Ellisor
Name:	Gabe Ellisor
Title:	Director

By:	/s/ Robert Long
Name:	Robert Long
Title:	Vice President

Signature Page to Second Amendment

NATIXIS

By:	/s/ Louis P. Lavile, III
Name:	Louis P. Lavile, III
Title:	Managing Director

By:	/s/ Daniel M. Payen
Name:	Daniel M. Payen
Title:	Director

Signature Page to Second Amendment

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Paul D. Heim
Name:	Paul D. Heim
Title:	Vice President

Signature Page to Second Amendment